UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2023

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, California, 91803

Address of principal executive offices, including zip code

(626) 293-3400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously disclosed termination of Albert Lu’s employment with EMCORE Corporation (the “Company”) as its SVP & GM, Aerospace & Defense effective November 25, 2022 (the “Separation Date”), on January 3, 2023, the Company and Mr. Lu entered into a Separation and General Release Agreement (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement and provided that Mr. Lu does not revoke the Separation Agreement through the statutorily required revocation period ending January 10, 2023 (the “Effective Date”), (i) all outstanding restricted stock units (“RSUs”) held by Mr. Lu as of the Separation Date, which totaled of 33,646 RSUs, will immediately vest in full as of the Effective Date, (ii) all outstanding performance stock units (“PSUs”) held by Mr. Lu as of the Separation Date, which totaled 221,135 PSUs at “target performance” level, will immediately vest at “target performance” level as of the Effective Date and (iii) if the “value” of the shares of the Company’s common stock issued upon settlement of the accelerated RSUs and PSUs referenced above is less than $220,577, with the “value” of the shares issued upon settlement of the accelerated RSUs and PSUs deemed to equal the closing price per share of the Company’s common stock on the date that the shares are issued, then the Company will pay Mr. Lu cash severance, less standard withholdings and authorized deductions, in an amount equal to $220,577 minus the “value” of the shares issued upon settlement of the accelerated RSUs and PSUs referenced above. All vested RSUs and PSUs will be paid in an equivalent number of whole shares of the Company’s common stock as soon as practicable following the vesting date and during an open trading window under the Company’s Insider Trading Policy, but in any event not later than March 15, 2023. The sale of any such shares must comply with applicable law and the Company’s Insider Trading Policy. Any cash severance payable to Mr. Lu will be paid in bi-weekly payments over a 37-month period in accordance with the Company’s standard practices beginning on the first regular payroll cycle that occurs at least fifteen days after the date that the shares issued upon settlement of the RSUs and PSUs accelerated above are issued. The Separation Agreement requires Mr. Lu to comply with certain confidentiality, non-solicitation and other restrictive covenants as provided in the Separation Agreement.

The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Separation and General Release Agreement, entered into as of January 3, 2023, by and between EMCORE Corporation and Albert Lu.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
Dated: January 9, 2023	Title:	Chief Financial Officer